UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 1, 2009

HERITAGE FINANCIAL GROUP
(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 1, 2009, HeritageBank of the South (“Heritage”), a wholly owned subsidiary of Heritage Financial Group, entered into a Purchase and Assumption Agreement with Atlantic Coast Federal Bank (“Atlantic”) providing for Heritage’s acquisition of the Lake City, Florida, branch of Atlantic located at 463 West Duval Street, Lake City, Florida 32055.  In the transaction, Heritage will purchase approximately $12 million in loans, the real and personal property of the branch, and will assume approximately $45 million in deposits.  This transaction, which is subject to regulatory approval, includes the payment of a 1% deposit premium.  The acquisition of the Lake City office is expected to close in the fourth quarter of 2009.

         The foregoing description is a summary of the branch office acquisitions and is qualified in its entirety by reference to the entire agreement, a copy of which is attached as Exhibit 10.7 and is incorporated into this Form 8-K by reference.

ITEM 8.01. OTHER EVENTS

         On September 2, 2009, Heritage Financial Group issued a press release announcing the signing of a definitive agreement to purchase a branch in Lake City, Florida, from Atlantic Coast Federal Corporation.  The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.7	Purchase and Assumption Agreement dated September 1, 2009, between HeritageBank of the South and Atlantic Coast Federal Bank

	99	Press Release dated September 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date:	September 2, 2009	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

10.7	Purchase and Assumption Agreement dated September 1, 2009, between HeritageBank of the South and Atlantic Coast Federal Bank

99	Copy of press release issued by the Company on September 2, 2009.